UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2005

U.S. WIRELESS DATA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-22848	84-1178691
(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 1650, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 601-2500

(Registrant’s Telephone Number, Including Area Code)

153 East 53rd St., 48th Fl., New York, NY 10022

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2005, U.S. Wireless Data, Inc., a Delaware corporation (the “Company”), received funds from a private placement offering of units consisting of (i) one share of its common stock, par value $.01 per share (“Common Stock”), and (ii) one warrant (the “Warrant”) to purchase, for a period of two years and at an exercise price of $2.00 per share, one full share of Common Stock (each unit sold at an offering price of $1.00 per unit (the “Units”)) to certain accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the private placement, the Company sold 1,000,000 Units at a purchase price of $1.00 per Unit for aggregate gross proceeds of $1,000,000. The investors executed subscription agreements and acknowledged, among other things, that the securities to be issued have not been registered under the Securities Act, that the investors understood the economic risk of an investment in the Units, and that the investors had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the Units. The subscription agreement also provides for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose, filed after the closing of the private placement. The Company will use the proceeds from the sale of the Units for working capital and general corporate purposes. No underwriter or placement agent was involved in the transaction, and no commissions or other remuneration were paid in connection with the offer and sale of the Units.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement, dated as of December 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2006	U.S. Wireless Data, Inc.

	By:	/s/ Robert Ellin
Name: Robert Ellin
Title: Chief Executive Officer